Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated September 3, 2026 with respect to the audited financial statements of Legion Capital Acquisition Corp. as of August 19, 2026 and for the period from August 14, 2026 (inception) through August 19, 2026.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 3, 2026